Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports Strong Fourth Quarter and Full-Year 2023 Financial Results; Fourth Quarter Revenue of $197 Million and Full-Year Revenue of $753 Million Each Grew 11% Year-Over-Year; Delivered GAAP EPS of $(0.36) and Adjusted EPS of $0.04 in the Fourth Quarter 2023; Raising 2024 Revenue Guidance.
Highlights:
•Full-year testing volume grew 35% year-over-year, or 18% ex-SneakPeek® volume.
•Full-year 2023 revenue of $753 million, grew 11% year-over-year driven by Prenatal (30%, 15% ex-SneakPeek), Prolaris (21%), Pharmacogenomics (9%), and Hereditary Cancer (7%).
•Fourth quarter GAAP operating expenses of $166 million and adjusted operating expenses of $130 million, each down 6% year-over-year.
•Fourth quarter GAAP cash flow from operations was $(55) million; adjusted cash flow from operations was $14 million, an increase of $10 million year-over-year.
•Raised net proceeds of $118 million in equity offering in November 2023.
•In February 2024, Myriad Genetics acquired select assets from Intermountain Precision Genomics ("IPG"), including the Precise™ Tumor Test, the Precise Liquid Test, and IPG’s CLIA-certified laboratory.
•Raising 2024 revenue guidance to $820 - $840 million and introducing 2024 adjusted EPS guidance of $0.00 - $0.051.

SALT LAKE CITY, February 27, 2024 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its fourth quarter and full-year ended December 31, 2023 and provided its outlook on business performance for its first quarter and full-year 2024.

1 The company does not forecast GAAP EPS because it cannot predict certain elements that are included in reported GAAP results. Please see below under “Financial Guidance” for a full explanation.

“ Myriad Genetics took another important step forward in 2023 as we generated double digit revenue growth over the prior year and achieved positive adjusted EPS in the fourth quarter. This achievement is the result of our team’s hard work and focus on the needs of our patients and the healthcare providers who serve them,” said Paul J. Diaz, President and CEO, of Myriad Genetics. “We believe 2024 will be an exciting year as we plan to continue to accelerate our market share gains and improve reimbursement for our products and services. We are also pleased to see the progress advancing our Labs of the Future strategy and technology investments, including EMR integrations, designed to enhance our ability to serve more patients seamlessly and efficiently. At a time, when unfortunately many other molecular diagnostic laboratories are struggling, Myriad Genetics is growing, projecting to be profitable on an adjusted earnings per share basis for full year 2024, and has the financial flexibility to continue to invest in R&D and technology innovations to achieve our Mission and Vision to reach more patients with life-saving precision medicine. As we look beyond 2024, we are excited about the new product launches we expect in the second half of 2024 or early 2025 including, Foresight Universal Plus, FirstGene, Precise Tumor (relaunch) and Liquid, and Precise MRD for research use by our pharma partners.”

Financial and Operational Highlights:
•Test volumes of approximately 360,000 in the fourth quarter of 2023 increased 20% year-over-year and 15% year-over-year excluding SneakPeek. Hereditary cancer and pharmacogenomics volumes grew 8% and 21%, respectively, in the fourth quarter of 2023 compared to the fourth quarter of 2022.
•The following table summarizes year-over-year volume changes in the company's core product categories:

	Three months ended December 31,	Year ended December 31,
	2023	2023
Product volumes:
Hereditary cancer	8%	17%
Tumor profiling	(2)%	2%
Prenatal	29%	62%
Prenatal, ex-SneakPeek	17%	15%
Pharmacogenomics	21%	24%
Total	20%	35%
Total, ex-SneakPeek	15%	18%

•The following table summarizes year-over-year revenue changes in the company's core product categories:

	Three months ended			Twelve months ended
(in millions, except percentages)	December 31, 2023	December 31, 2022	% Change	December 31, 2023	December 31, 2022	% Change
Product revenues*:
Hereditary cancer	$88.9	$84.9	5%	$327.8	$305.5	7%
Tumor profiling	32.1	31.7	1%	135.6	128.6	5%
Prenatal	40.0	29.1	37%	151.3	116.4	30%
Pharmacogenomics	35.6	32.1	11%	138.5	127.6	9%
Total	$196.6	$177.8	11%	$753.2	$678.1	11%
*This table includes revenue from the company's core products and excludes the $0.3 million of Other revenue in the twelve months ended December 31, 2022 as it was attributable to divested businesses
•GAAP gross margins of 68.6% in the fourth quarter of 2023 decreased 100 basis points year-over-year, reflecting changes in product and volume mix. Adjusted gross margins in the fourth quarter of 2023 were 69.0%, a decrease of 110 basis points year-over-year.
•GAAP operating expenses in the fourth quarter of 2023 were $166.4 million, decreasing $9.7 million year-over-year. Adjusted operating expenses in the fourth quarter of 2023 decreased $8.6 million year-over-year to $130.0 million, reflecting incremental cost control measures during the fourth quarter 2023.
•GAAP operating loss in the fourth quarter of 2023 was $31.4 million, improving $20.8 million year-over-year; adjusted operating income in the fourth quarter of 2023 was $5.7 million, improving $19.6 million year-over-year from adjusted operating loss of $13.9 million in the fourth quarter of 2022.
•Fourth quarter 2023 GAAP cash flow from operations was $(55) million; adjusted cash flow from operations in the fourth quarter of 2023 was $14 million, an increase of $10 million year-over-year. Capital expenditures and capitalization of internal use software costs were $14 million in the fourth quarter 2023 and are expected to moderate in 2024.
•Ended the fourth quarter of 2023 with $140.9 million in cash, cash equivalents and marketable investment securities as compared to $86.3 million at the beginning of the quarter. The increase was driven primarily by the November 2023 equity offering, partly offset by legal settlement payments and ongoing capital expenditures.

Business Performance and Highlights:

Oncology
The Oncology business delivered revenue of $80.2 million in the fourth quarter of 2023.
•Fourth quarter 2023 hereditary cancer testing volumes and revenue in Oncology grew 7% and 9% year-over-year, respectively. In addition, Prolaris fourth quarter 2023 revenue grew 14% year-over-year.
•In February 2024, Myriad Genetics acquired select assets from IPG's laboratory business, including the Precise™ Tumor Test, the Precise Liquid Test, and a CLIA-certified laboratory. With this acquisition, Myriad Genetics deepened its commitment to advancing precision oncology care by providing comprehensive genomic profiling options to providers that can help guide clinical care and improve patient outcomes.
•In January 2024, Myriad Genetics appointed George Daneker Jr., MD, as President & Chief Clinical Officer of Oncology, effective March 18, 2024.
•In January 2024, the American Society of Clinical Oncology (ASCO)—Society of Surgical Oncology (SSO) updated and expanded its guidelines regarding germline testing in patients with breast cancer.
•Launched the Myriad Collaborative Research Registry™ (MCRR) that includes data across germline and tumor testing results from Myriad Genetics' cancer products on more than one million patients. With this sizeable, well curated data, MCRR provides a powerful interface for clinicians and researchers to access and assess germline and tumor genetics data to ultimately advance patient care.
Women’s Health
The Women’s Health business delivered revenue of $80.8 million in the fourth quarter of 2023.
•Fourth quarter 2023 hereditary cancer testing volumes in Women's Health grew 10% year-over-year and were higher than any prior quarter in 2023.
•Excluding the contribution from SneakPeek, prenatal testing volumes in the fourth quarter of 2023 grew 17% year-over-year.

Pharmacogenomics
In the pharmacogenomics category, the GeneSight test recorded revenue of $35.6 million in the fourth quarter of 2023.
•Fourth quarter 2023 GeneSight testing volumes grew 21% year-over-year.
•In the fourth quarter of 2023, Myriad Genetics added over 4,000 clinicians who ordered GeneSight for the first time.
•In the fourth quarter of 2023, Myriad Genetics participated in a number of clinical conferences, such as American College of Neuropsychopharmacology (ACNP).

Financial Guidance
Myriad Genetics does not provide forward-looking guidance on a GAAP basis as the company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, real estate optimization and transformation initiatives, certain litigation charges and loss contingencies, costs related to acquisitions/divestitures and the related amortization, impairment and related charges, and other adjustments. For example, stock-based compensation may fluctuate based on the timing of employee stock transactions and unpredictable fluctuations in the company's stock price. Any associated estimate of these items and its impact on GAAP performance could vary materially.

Below is a table summarizing Myriad Genetics' fiscal year 2024 financial guidance*:

(in millions, except per share amounts and percentages)	FY 2024	FY 2024 Comments

Revenue	$820 - $840
Raised 2024 revenue range by $5 million for the full year. Updated revenue range reflects annual growth of between 9% - 11% over 2023.

Q1’24 revenue expected to grow at a mid-to-high single digit percentage rate year-over-year; and this growth rate is expected to accelerate throughout the rest of the year.

Gross margin %	69.5% - 70.5%
GM expected to fluctuate in any quarter given product mix, pricing trends and seasonality.

Q1’24 GM expected to reflect typical seasonality, with Q1'24 margins lower than Q4’23 gross margins and ramping up throughout rest of 2024.

Adjusted OPEX	$572 - $582
Adjusted EBITDA**	$20 - $30	Introducing adjusted EBITDA in the financial guidance table to provide additional insights into earnings trajectory.
Adjusted EPS***	$0.00 - $0.05	Q1’24 adjusted EPS expected to be negative reflecting seasonality.
* Assumes currency rates as of February 27, 2024
** Adjusted EBITDA is defined as Net Income (loss) plus income tax expense (benefit), total other income (expense), non-cash operating expenses, such as amortization of intangible assets, depreciation, impairment of long-lived assets, and share-based compensation expense, and one-time expenses such as expenses from real estate optimization initiatives, transformation initiatives, legal settlements, and divestitures and acquisitions.
*** Full-year 2024 adjusted EPS is based on a 90 million share count.
These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

Conference Call and Webcast
A conference call will be held today, Tuesday, February 27, 2024, at 4:30 p.m. EST to discuss Myriad Genetics’ financial results and business developments for the fourth quarter and full year 2023. A live webcast of the conference call can be accessed on Myriad Genetics' Investor Relations website at investor.myriad.com. To participate in the live conference call via telephone, please register at https://register.vevent.com/register/BI57ae456b4c754e4892c0ad52f22fdc25. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. Following the conference call, an archived webcast of the call will be available at investor.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad provides insights that help people take control of their health and enable healthcare providers to better detect, treat, and prevent disease. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, ColarisAP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, MyChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Foresight Universal Plus, Precise Tumor, Precise Oncology Solutions, Precise Liquid, Precise MRD, FirstGene, SneakPeek, SneakPeek Early Gender DNA Test, SneakPeek Snap, Urosuite, Mygenehistory, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc.. All third-party marks—® and ™—are the property of their respective owners. © 2024 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended December 31,
(in millions, except percentages)	2023					2022
	WH	ONC	PGx	Other	Total	WH	ONC	PGx	Other	Total	% Change
Hereditary Cancer	$40.8	$48.1	$—	$—	$88.9	$40.7	$44.2	$—	$—	$84.9	5%
Tumor Profiling	—	32.1	—	—	32.1	—	31.7	—	—	31.7	1%
Prenatal	40.0	—	—	—	40.0	29.1	—	—	—	29.1	37%
Pharmacogenomics	—	—	35.6	—	35.6	—	—	32.1	—	32.1	11%
Total Revenue	$80.8	$80.2	$35.6	$—	$196.6	$69.8	$75.9	$32.1	$—	$177.8	11%

	Year ended December 31,
(in millions, except percentages)	2023					2022
	WH	ONC	PGx	Other	Total	WH	ONC	PGx	Other	Total	% Change
Hereditary Cancer	$148.3	$179.5	$—	$—	$327.8	$143.1	$162.4	$—	$—	$305.5	7%
Tumor Profiling	—	135.6	—	—	135.6	—	128.6	—	—	128.6	5%
Prenatal	151.3	—	—	—	151.3	116.4	—	—	—	116.4	30%
Pharmacogenomics	—	—	138.5	—	138.5	—	—	127.6	—	127.6	9%
Other	—	—	—	—	—	—	—	—	0.3	0.3	(100)%
Total Revenue	$299.6	$315.2	$138.5	$—	$753.2	$259.5	$291.1	$127.6	$0.3	$678.4	11%

Business Units:
WH = Women’s Health
ONC = Oncology
PGx = Pharmacogenomics

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel, SneakPeek
Pharmacogenomics – GeneSight

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Testing revenue	$196.6	$177.8	$753.2	$678.4
Costs and expenses:
Cost of testing revenue	61.6	53.9	236.2	202.0
Research and development expense	21.0	23.4	88.7	85.4
Selling, general, and administrative expense	145.4	146.5	572.9	514.7
Legal settlements	—	—	112.8	—
Goodwill and long-lived asset impairment charges	—	6.2	—	16.9
Total costs and expenses	228.0	230.0	1,010.6	819.0
Operating loss	(31.4)	(52.2)	(257.4)	(140.6)
Other income (expense):
Interest income	0.7	1.0	2.5	2.6
Interest expense	(0.9)	(0.9)	(2.9)	(3.2)
Other	(0.7)	—	(4.4)	0.6
Total other income (expense)	(0.9)	0.1	(4.8)	—
Loss before income tax	(32.3)	(52.1)	(262.2)	(140.6)
Income tax expense (benefit)	(1.1)	(9.8)	1.1	(28.6)
Net loss	$(31.2)	$(42.3)	$(263.3)	$(112.0)
Net loss per share:
Basic and diluted	$(0.36)	$(0.52)	$(3.18)	$(1.39)
Weighted average shares outstanding:
Basic and diluted	86.1	81.5	82.8	80.6

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share information)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$132.1	$56.9
Marketable investment securities	8.8	58.0
Trade accounts receivable	114.3	101.6
Inventory	22.0	20.1
Prepaid taxes	17.0	17.6
Prepaid expenses and other current assets	19.4	20.4
Total current assets	313.6	274.6
Operating lease right-of-use assets	61.6	103.9
Long-term marketable investment securities	—	54.8
Property, plant and equipment, net	119.0	83.4
Intangibles, net	349.5	379.7
Goodwill	287.4	286.8
Other assets	15.4	15.5
Total assets	$1,146.5	$1,198.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	25.8	28.8
Accrued liabilities	113.9	94.3
Current maturities of operating lease liabilities	16.2	14.1
Total current liabilities	155.9	137.2
Unrecognized tax benefits	30.2	26.8
Long-term debt	38.5	—
Noncurrent operating lease liabilities	97.4	130.9
Other long-term liabilities	41.3	18.0
Total liabilities	363.3	312.9
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 89.9 and 81.2 shares outstanding at December 31, 2023 and 2022, respectively	0.9	0.8
Additional paid-in capital	1,415.5	1,260.1
Accumulated other comprehensive loss	(3.7)	(8.9)
Accumulated deficit	(629.5)	(366.2)
Total stockholders' equity	783.2	885.8
Total liabilities and stockholders’ equity	$1,146.5	$1,198.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net cash used in operating activities	$(54.7)	$(7.3)	$(110.9)	$(106.3)
Net cash provided by (used in) investing activities	(12.0)	(35.6)	31.9	(77.5)
Net cash provided by (used in) financing activities	121.9	(2.1)	152.9	(8.0)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	0.7	0.7	0.6	(0.6)
Net increase (decrease) in cash, cash equivalents, and restricted cash	55.9	(44.3)	74.5	(192.4)
Cash, cash equivalents, and restricted cash at beginning of the period	85.0	110.7	66.4	258.8
Cash, cash equivalents, and restricted cash at end of the period	$140.9	$66.4	$140.9	$66.4

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's first quarter and fiscal year 2024 financial guidance, and statements relating to the company's continuing investment in Labs of the Future strategy and technology investments, including EMR integrations, designed to enhance its ability to serve more patients seamlessly and efficiently, the company's plans to continue to accelerate its market share gains and improve reimbursement for its products and services, the company's financial flexibility to continue to invest in the research and development and technology innovations to achieve its Mission and Vision to reach more patients with life-saving precision medicine, the company's plans to introduce a number of new products in the second half of 2024 or early 2025, including Foresight Universal Plus, FirstGene, Precise Tumor (relaunch), Precise Liquid, and Precise MRD for research use by our pharma partners. These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing tests may decline; the risk that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to achieve certain revenue growth targets and generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests to be profitable; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests; the risk that the company may be unable to develop or achieve commercial success for additional tests in a timely manner, or at all; the risk that the company may not successfully develop new markets or channels for its tests; the risk that licenses to the technology underlying the company’s tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the company’s laboratory testing facilities and the transition of such facilities to the company's new laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; the risk that the company is not able to secure additional financing to fund its business, if needed, in a timely manner or on favorable terms, if it all; risks related to the company’s projections or estimates about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests;

the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies in the United States and internationally and that the company may not be able to keep pace with the rapid technology changes in its industry, or properly leverage new technologies to achieve or sustain competitive advantages in its products; the risk that the company may be unable to comply with financial or operating covenants under the company’s credit or lending agreements; the risk that the company may not be able to maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future investigations, claims or lawsuits, including derivative claims, product or professional liability claims, and risks related to the amount of the company's insurance coverage limits and scope of insurance coverage with respect thereto; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2023, as updated in the company's Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023, the company's Quarterly Report on Form 10-Q filed with the SEC on August 4, 2023, and the company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2023, as well as any updates to those risk factors filed from time to time in the company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Myriad Genetics is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Reconciliation of Revenue to Revenue Excluding Divested Businesses for the Three Months and Year ended December 31, 2023 and 2022
(unaudited data in millions)

	Three months ended		Year ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue Excluding Divested Businesses
Revenue	$196.6	$177.8	$753.2	$678.4
Autoimmune Revenues	—	—	—	(0.3)
Revenue Excluding Divested Businesses	$196.6	$177.8	$753.2	$678.1

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company does not forecast GAAP earnings per share because it cannot predict certain elements that are included in reported GAAP results. Please see above under “Financial Guidance” for a full explanation.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months and Year ended December 31, 2023 and 2022
(unaudited data in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Adjusted Gross Margin
GAAP Gross Profit (1)	$135.0	$123.9	$517.0	$476.4
Equity compensation	0.3	0.4	1.4	1.4
Acquisition - amortization of intangible assets	0.4	0.2	1.4	0.2
Acquisition-related costs	—	0.1	—	0.1
Transformation initiatives	—	—	0.2	—
Adjusted Gross Profit	$135.7	$124.6	$520.0	$478.1
Adjusted Gross Margin	69.0%	70.1%	69.0%	70.5%
(1) Consists of total revenues less cost of testing revenue and cost of other revenue from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$166.4	$176.1	$774.4	$617.0
Acquisition - amortization of intangible assets	(10.3)	(10.3)	(41.3)	(40.7)
Goodwill and long-lived asset impairment charges	—	(6.1)	—	(16.8)
Equity compensation	(10.0)	(7.8)	(39.2)	(36.5)
Real estate optimization	(13.0)	(1.9)	(27.0)	(3.7)
Transformation initiatives	—	(3.7)	(6.6)	(14.1)
Acquisition-related costs	—	(4.8)	—	(5.0)

Legal charges, net of insurance reimbursement	(1.6)	(1.5)	(114.9)	11.4
Other adjustments	(1.5)	(1.4)	0.1	(0.7)
Adjusted Operating Expenses	$130.0	$138.6	$545.5	$510.9
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(31.4)	$(52.2)	$(257.4)	$(140.6)
Acquisition - amortization of intangible assets	10.7	10.5	42.7	40.9
Goodwill and long-lived asset impairment charges	—	6.1	—	16.8
Equity compensation	10.3	8.2	40.6	37.8
Real estate optimization	13.0	1.9	27.0	3.7
Transformation initiatives	—	3.8	6.8	14.2
Acquisition-related costs	—	4.9	—	5.1
Legal charges, net of insurance reimbursement	1.6	1.5	114.9	(11.4)
Other adjustments	1.5	1.4	(0.1)	0.7
Adjusted Operating Income (Loss)	$5.7	$(13.9)	$(25.5)	$(32.8)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Adjusted Net Income (Loss) (1)
GAAP Net Loss	$(31.2)	$(42.3)	$(263.3)	$(112.0)
Acquisition - amortization of intangible assets	10.7	10.5	42.7	40.9
Goodwill and long-lived asset impairment charges	—	6.1	—	16.8
Equity compensation	10.3	8.2	40.6	37.8
Real estate optimization	13.0	1.9	27.0	3.7
Transformation initiatives	—	3.8	6.8	14.2
Acquisition-related costs	—	4.9	—	5.1
Legal charges, net of insurance reimbursement	1.6	1.5	114.9	(11.4)
Other adjustments	1.1	1.4	1.1	0.7
Tax adjustments	(2.0)	(5.7)	7.6	(20.0)
Adjusted Net Income (Loss)	$3.5	$(9.7)	$(22.6)	$(24.2)
Weighted average shares outstanding:
Basic	86.1	81.5	82.8	80.6
Diluted	86.9	81.5	82.8	80.6
Adjusted Earnings (Loss) Per Share
Basic	$0.04	$(0.12)	$(0.27)	$(0.30)
Diluted	$0.04	$(0.12)	$(0.27)	$(0.30)
(1) To determine Adjusted Earnings (Loss) Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months and Year Ended December 31, 2023 and 2022
(unaudited data in millions)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cash flow from operations	$(54.7)	$(7.3)	$(110.9)	$(106.3)
Real estate optimization	4.0	1.9	12.3	3.7
Transformation initiatives	—	3.8	6.8	14.2
Legal charges, net of insurance reimbursement	63.1	—	86.4	49.9
Acquisition-related costs	—	4.9	—	5.1
Other adjustments	1.1	—	1.5	—
Adjusted operating cash flow	$13.5	$3.3	$(3.9)	$(33.4)
Capital expenditures	(10.0)	(14.6)	(63.2)	(45.3)
Capitalization of internal-use software costs	(3.5)	—	(10.1)	—
Adjusted free cash flow	$—	$(11.3)	$(77.2)	$(78.7)

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Real estate optimization – costs related to real estate initiatives. These costs were included in the transformation initiatives category in prior period reporting. With respect to the adjusted free cash flow reconciliation, the cash flow effect of real estate optimizations excludes non-cash items such as accelerated depreciation. These costs include the following:
◦For the three and twelve months ended December 31, 2023, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and in South San Francisco, California, while maintaining our current laboratories in those locations, and accelerated depreciation and termination costs in connection with the company's decision to cease the use of its former corporate headquarters in Salt Lake City, Utah.
◦For the three and twelve months ended December 31, 2022, additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and in South San Francisco, California, while maintaining our current laboratories in those locations.
•Transformation initiatives – costs related to transformation initiatives such as:
◦For the three and twelve months ended December 31, 2023, consulting and professional fees and severance costs related to restructuring.
◦For the three and twelve months ended December 31, 2022, consulting and professional fees.
•Acquisition-related costs - non-recurring costs associated with our acquisition of Gateway Genomics, LLC during the three and twelve months ended December 31, 2022.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement. With respect to the adjusted free cash flow reconciliation, the cash flow effect includes cash paid for settlements in the related period. These costs include:
◦For the three and twelve months ended December 31, 2023, primarily includes the amounts related to the $77.5 million settlement of the securities class action lawsuit and the $34.0 million settlement of the Ravgen litigation.
◦For the year ended December 31, 2022, includes the gain from reimbursement of prior legal expenses and settlements.

•Other adjustments – other one-time non-recurring expenses including:
◦For the three and twelve months ended December 31, 2023, primarily includes consulting and professional fees related to acquisitions, changes in the fair value of contingent consideration related to acquisitions from prior years, and the reclassifications of cumulative translation adjustments to income upon liquidation of an investment in a foreign entity.
◦For the three and twelve months ended December 31, 2022, primarily includes consulting and professional fees related to acquisitions and changes in the fair value of contingent consideration related to acquisitions from prior years.
•Tax adjustments – tax expense/(benefit) due to non-GAAP adjustments, differences between stock compensation recorded for book purposes as compared to the allowable tax deductions, and valuation allowance recognized against federal and state deferred tax assets in the United States.
◦During the twelve months ended December 31, 2023, a valuation allowance of $52.6 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.
◦As of December 31, 2022, a valuation allowance of $42.4 million was not recognized for non-GAAP purposes given the company's historical and forecasted positive earnings performance.